Exhibit 5.1

Tel 713.758.222    Fax 713.758.2346

March 24, 2014

Crestwood Midstream Partners LP

700 Louisiana Street,

Suite 2060

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partner interests in the Partnership (the “Units”);

(2) debt securities, which may be co-issued by Crestwood Midstream Finance Corp., a Delaware corporation (“Crestwood Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3) guarantees (the “Guarantees”) of the Debt Securities by Arlington Storage Company, LLC, a Delaware limited liability company (“Arlington Storage”), Arrow Field Services, LLC, a Delaware limited liability company (“Arrow Field”), Arrow Midstream Holdings, LLC, a Delaware limited liability company (“Arrow Midstream”), Arrow Pipeline, LLC, a Delaware limited liability company (“Arrow Pipeline”), Arrow Water, LLC, a Delaware limited liability company (“Arrow Water”), Central New York Oil And Gas Company, L.L.C., a New York limited liability company (“CNYOGC”), Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Cowtown Gas”), Cowtown Pipeline Partners L.P., a Texas limited partnership (“Cowtown Pipeline”), Crestwood Appalachia Pipeline LLC, a Texas limited liability company (“Crestwood Appalachia”), Crestwood Arkansas Pipeline LLC, a Texas limited liability company (“Crestwood Arkansas”), Crestwood Crude Logistics LLC, a Delaware limited liability company (“Crestwood Crude Logistics”), Crestwood Dakota Pipelines LLC, a Delaware limited liability company (“Crestwood Dakota”), Crestwood Gas Marketing LLC, a Delaware limited liability

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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company (“Crestwood Gas Marketing”), Crestwood Gas Services Operating GP LLC, a Delaware limited liability company (“Crestwood Gas Services GP”), Crestwood Gas Services Operating LLC, a Delaware limited liability company (“Crestwood Gas Services”), Crestwood Marcellus Midstream LLC, a Delaware limited liability company (“Crestwood Marcellus Midstream”), Crestwood Marcellus Pipeline LLC, a Delaware limited liability company (“Crestwood Marcellus Pipeline”), Crestwood Midstream Operations LLC, a Delaware limited liability company (“Crestwood Midstream Operations”), Crestwood New Mexico Pipeline LLC, a Texas limited liability company (“Crestwood New Mexico Pipeline”), Crestwood Ohio Midstream Pipeline LLC, a Delaware limited liability company (“Crestwood Ohio Midstream Pipeline”), Crestwood Panhandle Pipeline LLC, a Texas limited liability company (“Crestwood Panhandle Pipeline”), Crestwood Pipeline East LLC, a Delaware limited liability company (“Crestwood Pipeline East”), Crestwood Pipeline LLC, a Texas limited liability company (“Crestwood Pipeline”), Crestwood Sabine Pipeline LLC, a Texas limited liability company (“Crestwood Sabine Pipeline”), Crestwood Storage Inc., a Delaware corporation (“Crestwood Storage”), Crestwood Terminals LLC, a Delaware limited liability company (“Crestwood Terminals”), E. Marcellus Asset Company, LLC, a Delaware limited liability company (“E. Marcellus”), Finger Lakes LPG Storage, LLC, a Delaware limited liability company (“Finger Lakes”), Sabine Treating, LLC, a Texas limited liability company (“Sabine Treating”) and US Salt, LLC, a Delaware limited liability company (“US Salt,” and together with Arlington Storage, Arrow Field, Arrow Midstream, Arrow Pipeline, Arrow Water, CNYOGC, Cowtown Gas, Cowtown Pipeline, Crestwood Appalachia, Crestwood Arkansas, Crestwood Crude Logistics, Crestwood Dakota, Crestwood Gas Marketing, Crestwood Gas Services GP, Crestwood Gas Services, Crestwood Marcellus Midstream, Crestwood Marcellus Pipeline, Crestwood Midstream Operations, Crestwood New Mexico Pipeline, Crestwood Ohio Midstream Pipeline, Crestwood Panhandle Pipeline, Crestwood Pipeline East, Crestwood Pipeline, Crestwood Sabine Pipeline, Crestwood Storage, Crestwood Terminals, E. Marcellus, Finger Lakes and Sabine Treating, the “Subsidiary Guarantors”).

The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the

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First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, the Certificate of Limited Partnership of the Partnership, as amended, filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of Crestwood Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the managing general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(5) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

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(2) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Crestwood Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Crestwood Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Crestwood Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Crestwood Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4) This opinion is limited in all respects to federal laws, the laws of the State of New York, the laws of the State of Texas, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act

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and the Constitution of the State of Delaware, each as interpreted by the courts of the State of New York, of the State of Texas, of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.